EXHIBIT 10.22


                                                                      EXHIBIT A

                             SECURED PROMISSORY NOTE

$147,768                                               As of February 13, 1997
                                                             Sarasota, Florida

         FOR VALUE RECEIVED, the undersigned, MITCHELL B. OLAN (the "Maker"), hereby promises to pay to the order of DENTAL CARE ALLIANCE, INC., a Delaware corporation (the "Payee"), at 1343 Main Street, 7th Floor, Sarasota, Florida 34236, or at such other address as the Payee may from time to time designate in writing to the Maker, in lawful money of the United States of America, the principal sum of One Hundred Forty-Seven Thousand Seven Hundred Sixty Eight Dollars ($147,768), together with interest on the outstanding principal balance thereof at the rate of eight percent (8%) per annum.

         1. COMMON STOCK WARRANT. This Secured Promissory Note (this "Note") is being issued pursuant to that certain Warrant Agreement dated as of October 25, 1996, between Maker and Payee (the "Warrant Agreement"), in payment of the purchase price for 1,000 shares (the "Shares") of common stock, $.01 par value, of Payee upon the exercise of certain of the Warrants issued pursuant thereto.

         2. PLEDGE AGREEMENT. This Note is secured by the pledge by Maker to Payee of the Shares, pursuant to a Stock Pledge (the "Pledge Agreement") by and between Maker and Payee dated as of February 13, 1997.

         3. PAYMENTS. The outstanding principal balance of this Note, together with interest accrued and unpaid thereon, shall be due and payable in full on the earlier of (a) February 13, 2002 or (b) upon termination of Maker's employment with Payee.



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         4. PREPAYMENTS. This Note may be prepaid in whole or in part at any time without premium or penalty of any kind. All proceeds from the sale of the Shares shall be applied to prepay, first, accrued interest, and then, the principal on this Note until paid in full.

         5. EVENT OF DEFAULT; REMEDIES. Upon the occurrence of an Event of Default (as defined in the Pledge Agreement), the entire unpaid principal amount hereto, together with interest accrued and unpaid thereon, shall automatically become due and payable. In the event that an Event of Default shall occur, then, in any such event the Maker shall pay reasonable costs and expenses of collection of this Note, including without limitation reasonable attorneys' fees, costs and expenses, paid or incurred by the Payee, whether paid or incurred in connection with collection by suit or otherwise.

         6. NOTICE. The Maker hereby severally waives demand, protest, presentment and notice of maturity, non-payment or protest and any and all requirements necessary to hold him liable as a Maker of this Note.

         7. WAIVER. The waiver by the Payee of the Maker's prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default and the failure by the Payee to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default.

         8. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of Florida.

         9. AMENDMENTS. This Note may not be modified or amended, except by a written instrument executed by the Maker and the Payee.


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         IN WITNESS WHEREOF, the undersigned Maker has executed and delivered this Note as of the _____ day of ____________, 1997.

Witnessed by:


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                                           Mitchell B. Olan
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